SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MATTHEWS INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2007

NOTICE

OF

ANNUAL

MEETING

AND

PROXY

STATEMENT

Notice of
ANNUAL MEETING OF SHAREHOLDERS
To be held February 15, 2007

To Our Shareholders:

The Annual Meeting of the Shareholders of Matthews International Corporation will be held at 6:00 PM on Thursday, February 15, 2007 at the Sheraton Station Square Hotel, 300 West Station Square Drive, Pittsburgh, Pennsylvania, for the purpose of considering and acting upon the following:

1. To elect two directors of the Company for a term of three years.

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the records of the Company for the fiscal year ending September 30, 2007.

3. To transact such other business as may properly come before the meeting.

Shareholders of record as of December 29, 2006 will be entitled to vote at the Annual Meeting or any adjournments thereof.

Please indicate on the enclosed proxy card whether you will or will not be able to attend this meeting. Return the card in the enclosed envelope as soon as possible. If you receive more than one proxy card (for example, because you own common stock in more than one account), please be sure to complete and return all of them.

We hope you can be with us for this important occasion.

                                                   Sincerely,

                                                           Steven F. Nicola
                                                           Corporate Secretary

January 16, 2007

Matthews International Corporation
Two NorthShore Center
Pittsburgh, PA 15212 - 5851
412 / 442-8200

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of the Company whose principal executive offices are located at Two NorthShore Center, Pittsburgh, Pennsylvania 15212. This Proxy Statement and the accompanying proxy were first released to shareholders on or about January 16, 2007.

Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving notice to the Corporate Secretary or by attending the meeting and voting in person.

Matters to be considered at the Annual Meeting are those set forth in the accompanying notice. Shares represented by proxy will be voted in accordance with instructions. In the absence of instructions to the contrary, the proxy solicited will be voted for the proposals set forth.

Management does not intend to bring before the meeting any business other than that set forth in the Notice of Annual Meeting of Shareholders. If any other business should properly come before the meeting, it is the intention of management that the persons named in the proxy will vote in accordance with their best judgment.

OUTSTANDING STOCK AND VOTING RIGHTS

The Company has one class of stock outstanding: Class A Common Stock, par value $1.00 per share, referred to as the "Common Stock."

Each outstanding share of Common Stock of the Company entitles the holder to one vote upon any business properly presented at the shareholders' meeting. Cumulative voting is not applicable to the election of directors.

The Board of Directors of the Company has established December 29, 2006 as the record date for shareholders entitled to vote at the Annual Meeting. The transfer books of the Company will not be closed. A total of 31,703,347 shares of Common Stock are outstanding and entitled to vote at the meeting.

Abstentions and broker non-votes have no effect on any proposal to be voted upon. Broker non-votes as to any matter are shares held by brokers and other nominees which are voted at the meeting on matters as to which the broker or nominee has discretionary authority, but which are not voted on the matter in question because the broker or nominee does not have discretionary voting authority as to such matter.

GENERAL INFORMATION REGARDING CORPORATE GOVERNANCE

Board of Directors

The Board of Directors is the ultimate governing body of the Company. As such, it functions within a framework of duties and requirements established by statute, government regulations and court decisions. Generally, the Board of Directors reviews and confirms the basic objectives and broad policies of the Company, approves various important transactions, appoints the officers of the Company and monitors Company performance in key results areas.

Board Composition

The Restated Articles of Incorporation of the Company provide that the Board of Directors has the power to set the number of directors constituting the full Board, provided that such number shall not be less than five nor more than fifteen. Until further action, the Board of Directors has fixed the number of directors constituting the full Board at nine, divided into three classes. The terms of office of the three classes of directors end in successive years. The Board of Directors has determined that each of its directors is independent, other than Company employees David M. Kelly, Joseph C. Bartolacci and David J. DeCarlo.

The Board has established the position of Lead Independent Director to facilitate and coordinate meetings among the Board’s independent directors. The independent directors meet at such times as are necessary and generally on the dates of regularly scheduled Board meetings. The independent directors met a total of four times in fiscal 2006. William J. Stallkamp is the Company’s Lead Independent Director.

During fiscal year 2006, there were six regularly scheduled meetings and two special meetings of the Board of Directors.

Board Committees

There are four standing committees appointed by the Board of Directors -- the Executive, Nominating and Corporate Governance, Audit and Compensation Committees.

Management has the same responsibility to each Committee as it does to the Board of Directors with respect to providing adequate staff services and information. Furthermore, each Committee has the same power as the Board of Directors to employ the services of outside consultants and to have discussions and interviews with personnel of the Company and others.

The principal functions of the four standing Committees are summarized as follows:

Executive Committee

The Executive Committee is appointed by the Board of Directors to have and exercise during periods between Board meetings all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies on the Executive Committee, change the By-laws of the Company or exercise any authority specifically reserved by the Board of Directors. Among the functions customarily performed by the Executive Committee during periods between Board meetings are the approval, within limitations previously established by the Board of Directors, of the principal terms involved in sales of securities of the Company, and such reviews as may be necessary of significant developments in major events and litigation involving the Company. In addition, the Executive Committee is called upon periodically to provide advice and counsel in the formulation of corporate policy changes and, where it deems advisable, make recommendations to the Board of Directors.

The members of the Executive Committee are David M. Kelly (Chairman), Joseph C. Bartolacci, David J. DeCarlo and Glenn R. Mahone. The Executive Committee holds meetings at such times as are required. During fiscal year 2006, the Executive Committee met two times.

Nominating and Corporate Governance Committee

The principal functions of the Nominating and Corporate Governance Committee, the members of which are John P. O’Leary, Jr. (Chairman), Glenn R. Mahone and John D. Turner, are to (1) identify individuals qualified to become Board of Director members, (2) recommend to the Board of Directors the director nominees for the next annual meeting of shareholders, (3) monitor and recommend to the Board of Directors changes, as necessary, to the Company’s Corporate Governance Guidelines, (4) lead the Board of Directors in complying with its Corporate Governance Guidelines and (5) review and make recommendations to the Board of Directors concerning director compensation. The Nominating and Corporate Governance Committee is also responsible for the annual evaluations of the performance of the Board of Directors and Committees of the Board. This Committee is committed to ensuring that (i) the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company and (ii) the governance of the Company is in full compliance with law, reflects generally accepted principles of good corporate governance, encourages flexible and dynamic management without undue burdens and effectively manages the risks of the business and operations of the Company. The Nominating and Corporate Governance Committee operates pursuant to a Charter and the Company’s Corporate Governance Guidelines, which are available for viewing on the Company’s website at www.matw.com under the section entitled “Corporate Governance”. All members of the Nominating and Corporate Governance Committee are independent in accordance with the listing standards of NASDAQ. The Nominating and Corporate Governance Committee met three times during fiscal 2006.

Audit Committee

The principal functions of the Audit Committee are to provide oversight of (1) the integrity of the Company's financial statements, reports on internal controls and other financial information provided by the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent registered public accounting firm and (4) the performance of the Company's internal audit function (including disclosure controls and procedures for internal controls over financial reporting) and independent registered public accounting firm. The Committee will serve as a vehicle to provide an open avenue of communication between the Company's Board of Directors and financial management, the internal audit department, and the independent registered public accounting firm. The Audit Committee is responsible for appointing the Company's independent registered public accounting firm.

The Audit Committee members are Robert J. Kavanaugh (Chairman), Robert G. Neubert, John P. O'Leary, Jr. and William J. Stallkamp, all of whom the Board of Directors has determined in its business judgment are independent from the Company and its management as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). All members of the Audit Committee are considered to meet the requirements of an Audit Committee financial expert as defined by Securities and Exchange Commission (“SEC”) regulations under the Sarbanes-Oxley Act, and Mr. Kavanaugh has been designated as the Audit Committee financial expert. During fiscal year 2006, the Audit Committee met six times.

Compensation Committee

The principal functions of the Compensation Committee, the members of which are William J. Stallkamp (Chairman), Robert J. Kavanaugh, Robert G. Neubert and John D. Turner, are to review periodically the suitability of the remuneration arrangements (including benefits), other than stock remuneration, for the principal executives of the Company, and to prepare an annual report on executive compensation for inclusion in the Company’s Proxy Statement. The Committee also reviews, at least annually, succession plans for the position of Chief Executive Officer and other senior executive positions of the Company. A subcommittee of the Compensation Committee, the Stock Compensation Committee, the members of which are Messrs. Stallkamp (Chairman), Kavanaugh, Neubert and Turner, consider and grant stock remuneration and administer the Company's 1992 Stock Incentive Plan. The Compensation Committee met two times during fiscal year 2006.

Meeting Attendance

Under the applicable rules of the SEC, the Company's Proxy Statement is required to name those directors who during the preceding year attended fewer than 75% of the total number of meetings held by the Board and by the Committees of which they are members. During fiscal year 2006, all directors attended more than 75% of such meetings for which they were eligible.

The Company does not have a formal policy with regard to Board members attending the Annual Meeting of Shareholders, but it is customary for the Board members to do so, and in general all or most of the Board members have attended annual meetings in the recent past. All Board members attended the 2006 Annual Meeting of Shareholders.

Compensation of Directors

Under the Company’s 1994 Director Fee Plan, as amended, each eligible independent director receives an annual retainer valued at $30,000. Such annual retainer will be paid either in cash or in shares of the Company’s Common Stock, as determined by the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee decides to pay the annual retainer in cash, a director may instead elect to receive the annual retainer in current shares of the Company’s Common Stock or Common Stock credited to a deferred stock account as phantom stock. If the Nominating and Corporate Governance Committee or its Stock Compensation Subcommittee chooses to pay such annual retainer in Common Stock, a director may defer the receipt of such Common Stock. Each Committee chairperson receives an additional retainer fee of $2,000 (or $3,500 in the case of the Audit Committee chairperson) for a year of service as a Committee chairperson. The Lead Independent Director receives an additional retainer fee of $5,000 for a year of service as Lead Independent Director. In addition, each director is paid $1,500 for every meeting of the Board of Directors attended, $1,000 for every Committee meeting attended, and $1,500 for each shareholders’ meeting attended. Directors may also elect to receive the common stock equivalent of meeting fees, which will be credited to a deferred stock account as phantom stock. Beginning in fiscal 2005, each eligible independent director received an annual stock-based grant (non-statutory stock options, stock appreciation rights and/or restricted shares) with a value of $40,000. The precise awards to be granted and their valuation are determined by the Nominating and Corporate Governance Committee or its Stock Compensation Subcommittee.

In 2007, the Company intends to change the value of the annual stock-based grant to $50,000 and the annual retainer for each Committee chairperson to $5,000 (or $7,500 in the case of the Audit Committee chairperson). Additionally, a non-employee Chairman of the Board will receive an additional annual retainer fee of $45,000 which, at the election of the Chairman, may be received in cash, current shares of the Company’s Common Stock or Common Stock credited to a deferred stock account as phantom stock. A non-employee Chairman will not be eligible for meeting fees.

The Company does not provide any retirement benefits or perquisites to any of its non-employee directors.

Access to Directors

The shareholders of the Company may communicate in writing to the Board of Directors by sending such communication to the Board or a particular director in care of Steven F. Nicola, Corporate Secretary, at the Company. At present, such communications will be directly forwarded to the Board or such particular director, as applicable.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominations for election to the Board of Directors may be made by the Nominating and Corporate Governance Committee or by the shareholders. David J. DeCarlo and John P. O’Leary, Jr., whose terms of office are expiring, have been nominated by the Nominating and Corporate Governance Committee to serve for a three-year term that will end in 2010. Nominations made by the shareholders must be made in writing in accordance with Section 6.1 of the Restated Articles of Incorporation. No such nominations have been received.

In recommending and nominating directors for election to the Board of Directors of Matthews, a candidate’s background, skills, diversity, personal characteristics and business experience will be assessed, and the following criteria and qualifications as to the candidates should be observed. Candidates are to be of the highest ethical character, share the values of the Company, have reputations, both personal and professional, consistent with the image and reputation of the Company, be highly accomplished in their respective field, with superior credentials and recognition, and provide the relevant expertise and experience necessary to assist the Board and the Company to increase shareholder value.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election. If any nominee should become unavailable prior to the meeting, the accompanying proxy will be voted for the election in the nominee's place of such other person as the Board of Directors may recommend.

Only affirmative votes are counted in the election of directors. The two nominees for election as directors at the Annual Meeting who receive the highest number of votes cast for the election of directors by the holders of the Company’s Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors.

The Board of Directors recommends that you vote FOR the election of directors.

The following information is furnished with respect to the persons nominated by the Board of Directors for election as directors and with respect to the continuing directors.

Nominees

David J. DeCarlo, age 61, is Vice Chairman and has been a director of the Company since 1987. He was elected President, Bronze Division in November 1993, Group President, Bronze and Casket Divisions in February 2004 and Vice Chairman effective September 1, 2005. Mr. DeCarlo received a Bachelor of Science Degree in Industrial Management from West Virginia University in 1967, a Master of Arts Degree in Economics and Statistics from the University of Pennsylvania in 1970, and an M.B.A. in Finance from the University of Pennsylvania Wharton School of Finance in 1971 where he also completed all the required courses for a Ph.D. in Applied Economics and Finance. Prior to joining Matthews, Mr. DeCarlo held various management positions with Reynolds Aluminum Company, Westinghouse Electric Corporation, and Joy Manufacturing Company where his last position was Vice President of Field Operations.

John P. O'Leary, Jr., age 60, has been a director of the Company since 1992. Mr. O'Leary retired as Senior Vice President, SCA North America, a packaging supplier, in June 2004, where he had served as Senior Vice President since May 2002. Prior thereto, he was President and Chief Executive Officer of Tuscarora Incorporated ("Tuscarora"), a wholly-owned subsidiary of SCA Packaging International B.V. and a division of SCA North America. Tuscarora is a producer and manufacturer of custom design protective packaging. Preceding SCA's acquisition of Tuscarora, Mr. O'Leary served as Chairman of Tuscarora's Board of Directors. Mr. O'Leary holds a Masters in Business Administration from the University of Pennsylvania Wharton School of Business and received a Bachelor's Degree in Economics from Gettysburg College. He currently serves on the Board of Directors of Pregis, Inc., a protective packaging company.

Continuing Directors

Joseph C. Bartolacci, age 46, was appointed Chief Executive Officer effective October 1, 2006. He had been President and Chief Operating Officer since September 1, 2005. Mr. Bartolacci was elected to the Board of Directors on November 15, 2005. He had been President, Casket Division since February 2004 and Executive Vice President of Matthews since January 1, 2004. He had served as President, Matthews Europe since April 2002, and had also been President, Caggiati, S.p.A. (a wholly-owned subsidiary of Matthews International Corporation) since June 1999. Prior thereto, he was General Counsel of Matthews. Mr. Bartolacci received a Bachelor of Science degree in Accounting from Saint Vincent College and a Juris Doctor from the University of Pittsburgh. Prior to joining Matthews, Mr. Bartolacci was Vice President and General Counsel of Thrift Drug Company. Mr. Bartolacci serves on the Company’s Pension Board, the board of the Jas. H. Matthews & Co. Educational and Charitable Trust, and on the boards of various subsidiaries of Matthews International Corporation. Mr. Bartolacci is a member of the Board of Directors of Saint Vincent College and the St. Margaret Hospital Foundation.

David M. Kelly, age 64, was elected Chairman of the Board on March 15, 1996. He joined the Company on April 3, 1995 as President and Chief Operating Officer and was appointed Chief Executive Officer on October 1, 1995. Prior to his employment with the Company, Mr. Kelly was employed by Carrier Corporation for 23 years. During that time, his positions included Marketing Vice President for Asia Pacific; President of Japanese Operations; Vice President, Manufacturing; President of North American Operations; and Senior Vice President for Carrier's residential and light commercial businesses. Mr. Kelly received a Bachelor of Science in Physics from Boston College in 1964, a Master of Science Degree in Molecular Biophysics from Yale University in 1966, and a Master of Business Administration from Harvard Business School in 1968. He is Chairman of the Executive Committee, a member of the Company’s Pension Board, and serves on the boards of various subsidiaries of Matthews International Corporation. Mr. Kelly is a member of the Board of Directors of Duquesne Light Holdings, Inc., Mestek, Inc. and Federated Investors.

Glenn R. Mahone, age 61, has been a director of the Company since April 2003. Mr. Mahone is a partner in the Business and Regulatory Department and member of the Executive Committee of Reed Smith LLP (“Reed Smith”), a global law firm. Reed Smith is one of several firms that provides legal services to the Company. The annual fees paid to Reed Smith for such services are not material to the Company or Reed Smith. Mr. Mahone does not individually provide legal services to the Company and has no involvement in the services provided by Reed Smith. As such, he is considered by the Company as an independent director. Prior to returning to Reed Smith in 1991, he spent ten years in the radio broadcast industry as a chief executive, entrepreneur and owner, and served on the board of directors of the two major trade associations which provide leadership to the radio broadcast industry. Mr. Mahone holds Master of Laws, Juris Doctor and Bachelor of Science degrees from Yale University, Duquesne University and the Pennsylvania State University, respectively. He is currently the Chairman of the Board of the Allegheny County Airport Authority and the Manchester Bidwell Corporation, and is a member of the Board of Trustees of Westminster College and Duquesne University.

Robert G. Neubert, age 64, was elected to the Board of Directors of the Company in May 2006. Mr. Neubert is a retired partner of Ernst & Young LLP, an accounting firm. Mr. Neubert has more than 30 years of experience assisting clients in numerous industries and has extensive experience in public and SEC reporting, as well as strategic, operational and governance matters. Mr. Neubert served as the U.S. representative to and member of the governing board of The International Federation of Accountants, the organization responsible for establishing auditing standards applied internationally. Mr. Neubert holds degrees from Pennsylvania State University and Harvard Business School.

William J. Stallkamp, age 67, has been a director of the Company since 1981. Mr. Stallkamp was appointed as the Board’s Lead Independent Director in fiscal 2005. Mr. Stallkamp was a Vice Chairman of Mellon Financial Corporation, a financial services company, in Pittsburgh, Pennsylvania and Chairman and Chief Executive Officer of Mellon PSFS in Philadelphia, Pennsylvania until his retirement on January 1, 2000. Until January 2002, he was a fund advisor and Chairman of the Operations Group at Safeguard Scientifics, Inc., a technology company. Currently, he is Managing Partner of Penn Hudson Financial Group, a private financial consulting firm in Philadelphia. He received a Bachelor of Science Degree in Business Administration from Miami University of Oxford, Ohio. He serves as a director of Cowee Forest Products, Inc., United Concordia Companies, Inc., Highmark, The Philadelphia Stock Exchange and The Smithers-Oasis Company. He is a member of the Board of Directors of the Southeastern Pennsylvania Chapter of the American Red Cross and the Franklin Institute.

John D. Turner, age 60, has been a director of the Company since 1999. Mr. Turner retired as Chairman and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products, in 2003, where he had served as Chief Executive Officer since 1988. Mr. Turner received a Bachelor's Degree in Biology from Colgate University. He currently serves on the Board of Directors of Duquesne Light Holdings, Inc. and Allegheny Technologies Incorporated. Mr. Turner also serves on the Board of Trustees of Geneva College.

The term for each nominee and director is listed below:

Nominees:	Term to expire at Annual Meeting of Shareholders in:

David J. DeCarlo	2010
John P. O’Leary, Jr.	2010

Continuing Directors:

David M. Kelly	2008
Robert G. Neubert	2008
John D. Turner	2008

Joseph C. Bartolacci	2009
Glenn R. Mahone	2009
William J. Stallkamp	2009

Robert J. Kavanaugh will retire from the Board after the 2007 Annual Meeting of Shareholders.

Under the Company’s Corporate Governance Guidelines, any director who experiences a change in principal occupation or primary business affiliation from that in which such director was engaged upon their last election to the Board, must offer to submit a letter of resignation from the Board.

PROPOSAL 2

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company's Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the records of the Company for the year ending September 30, 2007.

The Audit Committee has determined that it would be desirable to request an expression of opinion from the shareholders on the appointment. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of all the votes cast by shareholders of Common Stock entitled to vote at the meeting. If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of an alternative independent registered public accounting firm will be considered by the Audit Committee.

It is not expected that any representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders.

The Board of Directors recommends that you vote FOR Proposal 2.

STOCK OWNERSHIP

The Company's Restated Articles of Incorporation divide its voting stock into three classes: Preferred Stock, and Class A and Class B Common Stock. At the present time, none of the Preferred Stock or Class B Common Stock is issued or outstanding. The following information is furnished with respect to persons who the Company believes, based on its records, beneficially own more than five percent of the outstanding shares of Common Stock of the Company, and with respect to directors, officers and executive management. Those individuals with more than five percent of such shares could be deemed to be "control persons" of the Company.

This information presented is as of November 30, 2006.
Name of Beneficial Owner (1)	Number of Class A Shares Beneficially Owned(2)		Percent of Class	Deferred Stock Compensation Shares(7)
Directors, Officers and Executive Management:
D.M. Kelly	406,988	(3)	1.3%	-
J.C. Bartolacci	91,202	(3)	0.3	-
M.J. Beck	2,877	(4)	*	-
D.J. DeCarlo	194,150	(3)	0.6	-
R.J. Kavanaugh	2,200	(5)	*	9,877
G.R. Mahone	3,890	(5)	*	573
R.G. Neubert	1,000		*	-
J.P. O’Leary, Jr.	13,017		*	17,970
H.A. Pontone	-		*	-
W.J. Stallkamp	2,900	(5)	*	15,096
J.D. Turner	5,200	(5)	*	4,307
All directors, officers and executive management as a group (18 persons)	975,866	(3) (6)	3.0	47,823

Others:
Neuberger Berman, L.P. 605 Third Avenue New York, NY 10158	4,585,019		14.5
Ariel Capital Management, Inc. 200 East Randolph Drive, Suite 2900 Chicago, IL 60601	2,889,758		9.1
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	2,737,400		8.6

* Less than 0.1%

(1) Unless otherwise noted, the mailing address of each beneficial owner is the same as that of the Registrant.
(2) The nature of the beneficial ownership for all shares is sole voting and investment power, except as follows:
•
Neuberger Berman, LLC ("NB"), is a registered investment advisor. In its capacity as investment advisor, NB may have discretionary authority to dispose of or to vote shares that are under its management. As a result, NB may be deemed to have beneficial ownership of such shares. NB does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. As of November 30, 2006, of the shares set forth above, NB had shared dispositive power with respect to 4,585,019 shares, sole voting power with respect to 8,300 shares and shared voting power on 3,804,100. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Berman Funds are deemed to be beneficial owners for purposes of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities. NB is the sub-advisor to the above referenced Funds. It should be further noted that the above mentioned shares are also included with the shared power to dispose calculation.

•
Ariel Capital Management, LLC (“Ariel Capital”) disclaims beneficial economic interest in all of the 2,889,758 shares. Ariel holds voting power and investment discretion solely for its clients in a fiduciary capacity as an investment advisor. To our knowledge, no client individually owns 5% or more of Matthews International Corporation common stock. Ariel, in its capacity as investment adviser, has sole voting power for 1,525,553 shares, sole dispositive power for 2,885,058 shares and shared dispositive power for 4,700 shares.

•
These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole dispositive power for 2,737,400 shares and has sole voting power for 869,200 shares.

(3) Includes options exercisable within 60 days of November 30, 2006 as follows: Mr. Kelly, 337,333 shares; Mr. Bartolacci, 63,173 shares; Mr. DeCarlo, 134,000 shares; and all directors, officers and executive management as a group, 688,002 shares.
(4) Represents restricted shares with performance and time vesting provisions.
(5) Includes restricted shares with time vesting provisions as follows: Mr. Kavanaugh, 1,200 shares; Mr. Mahone, 1,200 shares; Mr. Stallkamp, 1,200 shares; Mr. Turner 1,200 shares.
(6) Includes 4,800 restricted shares with time vesting provisions and 2,877 restricted shares with performance and time vesting provisions.
(7) Represents shares of Class A Common Stock held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plan. See “General Information Regarding Corporate Governance--Compensation of Directors.”

Stock Ownership Guidelines

The Company has established guidelines for stock ownership by management. These guidelines are intended to promote the alignment of the interests of management with the Company’s shareholders. The guidelines provide for ownership by management of shares of the Company’s Common Stock with a minimum market value ranging up to six times base salary depending upon position with the Company. Individuals are expected to achieve compliance with these guidelines within a reasonable period of time after appointment to their respective positions.

During fiscal 2005, the Company adopted guidelines for stock ownership by non-employee directors. The guidelines provide that each director maintain ownership of shares of the Company’s Common Stock (either directly, through restricted shares issued under the Company’s Director Fee Plan or through shares held in a deferred stock compensation account for the benefit of the director under the Company’s Director Fee Plan) with a market value approximating five times the annual retainer (the annual retainer is currently $30,000). Directors are expected to achieve compliance with these guidelines within a reasonable period of time after becoming a director.

COMPENSATION OF EXECUTIVE MANAGEMENT AND RETIREMENT BENEFITS

The following table sets forth the individual compensation information for the fiscal years ended September 30, 2006, 2005 and 2004 for the Company's Chief Executive Officer and the four most highly compensated executives.

Summary Compensation Table
	Annual Compensation			Long-Term Compensation
Name of Individual and Principal Position	Year	Salary	Bonus	Awards Securities Underlying Options		Payouts LTIP Payouts	All Other Compensation
			(1)	(Shares	)	(2)	(3)

David M. Kelly	2006	$532,037	$275,429	150,000		$1,053,749	$330
Chairman of the Board	2005	476,135	486,500	100,000		1,042,833	299
	2004	452,007	461,990	120,000		484,478	276

David J. DeCarlo	2006	413,819	253,700	80,000		695,689	4,046
Director and Vice Chairman	2005	309,072	217,582	52,000		532,560	3,718
	2004	283,600	207,382	60,000		295,841	2,233

Joseph C. Bartolacci	2006	317,542	165,343	80,000		148,626	1,753
Director, President and	2005	243,152	153,505	50,000		145,596	1,044
Chief Executive Officer	2004	203,715	129,923	40,000		98,057	13,490

Martin J. Beck	2006	254,808	206,884	-		-	3,564
President, Brand Solutions	2005	250,000	150,000	-		-	3,564

Harry A. Pontone	2006	407,692	-	-		-	16,069
President, Casket Division

(1) Includes the current portion of management incentive plan and supplemental management incentive payments. The Company has adopted a management incentive plan for officers and key management personnel. Participants in such plan are not eligible for the Company's profit distribution plan. The incentive plan is based on improvement in divisional and Company economic value added and the attainment of established personal goals. A portion of amounts earned are deferred by the Company and are payable with interest at a market rate over a two-year period contingent upon economic value added performance and continued employment during such period. See Long-Term Incentive Plans - Awards in Last Fiscal Year table. In addition, some or all of the current portion of management incentive plan and supplemental management incentive payments shown in the summary compensation table may have been deferred by the Company under the deferred compensation provisions of the management incentive plan.
(2) Represents payments of deferred amounts under the management incentive plan. Some or all of these LTIP payouts may have been further deferred by the Company under the deferred compensation provisions of the management incentive plan.
(3) Includes premiums for term life insurance. Each officer of the Company is provided term life insurance coverage in amounts in excess of the Company’s standard group term coverages. Amounts reported in this column include only life insurance benefit costs, except for Mr. Bartolacci. The amount reported in this column in fiscal 2004 for Mr. Bartolacci includes supplemental compensation of $12,924 to cover expenses while on an international assignment.

The Summary Compensation Table does not include expenses of the Company for incidental benefits of a limited nature to executives, including the use of Company vehicles, club memberships, dues, or tax planning services. The Company believes such incidental benefits are in the conduct of the Company's business; but, to the extent such benefits and use would be considered personal benefits, the value thereof is not reasonably ascertainable and does not exceed, with respect to any individual named in the Summary Compensation Table, the lesser of $50,000 or 10% of the annual compensation reported in such table.

Long-Term Incentive Plans - Awards in Last Fiscal Year

Estimated Future Payouts
	Number of	Performance or	Under Non-Stock
	Shares or	Other Period Until	Price-Based Plans
Name	Other Rights	Maturation or Payout	Maximum

D.M. Kelly	-	-	$ -
D.J. DeCarlo	-	2 Years	503,731
J.C. Bartolacci	-	-	-
M.J. Beck	-	-	-
H.A. Pontone	-	-	-

The Company has a management incentive plan based on improvement in divisional and Company economic value added and the attainment of established personal goals. A portion of amounts earned are deferred by the Company and are payable with interest at a market rate over a two-year period contingent upon economic value added performance and continued employment during such period. Payment of these amounts may be subject to further deferral by the Company under the deferred compensation provisions of the management incentive plan.

Option/SAR Grants in Last Fiscal Year

Individual Grants (1)					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price per Share	Expiration Date	5%	10%

D.M. Kelly	150,000	24.6%	$37.29	11/16/15	$3,517,250	$8,913,403
D.J. DeCarlo	80,000	13.1	37.29	11/16/15	1,875,867	4,753,815
J.C. Bartolacci	80,000	13.1	37.29	11/16/15	1,875,867	4,753,815
M.J. Beck	-	-	-	-	-	-
H.A. Pontone	-	-	-	-	-	-

(1) All options were granted at market value as of the date of grant. Options are exercisable in various share amounts based on the attainment of certain market value levels of the Common Stock. In addition, except for the options granted to Mr. Kelly and Mr. DeCarlo, options vest in one-third increments after three, four and five years, respectively, from the grant date (but, in any event, not until the attainment of the certain market value levels described above). The options are not exercisable within six months from the date of grant and expire on the earlier of ten years from the date of grant, upon employment termination, or within specified time limits following voluntary employment termination (with consent of the Company), retirement or death.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options at Fiscal Year End
	Shares
	Acquired On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

D.M. Kelly	-	-	250,666	416,667	$4,082,419	$3,467,189
D.J. DeCarlo	-	-	68,000	271,333	1,248,067	2,533,606
J.C. Bartolacci	-	-	36,667	202,666	730,201	1,461,918
M.J. Beck	-	-	-	-	-	-
H.A. Pontone	-	-	-	-	-	-

Report of the Compensation Committee

The Company's executive compensation policies are administered by the Compensation Committee of the Board of Directors. The Committee consists of four independent, non-employee directors: Messrs. Stallkamp (Chairman), Kavanaugh, Neubert and Turner. Executive compensation for the Company's Chief Executive Officer and the four other most highly compensated executives is presented in the Summary Compensation Table.

Objectives and Policies
The Compensation Committee seeks to:
. Ensure that there is a strong linkage between executive compensation and the creation of shareowner value;
. Align the interests of the Company's executives with those of its stockholders through potential stock ownership;
. Ensure that compensation and incentives are at levels that enable the Company to attract and retain high-quality executives.

Compensation Philosophy
The Company maintains a compensation philosophy that targets fixed compensation (i.e., base salaries) at the median of comparable companies, with greater emphasis placed on variable components of pay. We define the competitive market for executive pay to include companies of similar size and scope to Matthews.

Components of Compensation
The Company's executive compensation program is comprised principally of three elements: base salary, annual incentives (bonuses) and stock options. An independent executive compensation consulting firm is periodically engaged to provide comparative market compensation data.

Base Salary
The objective of the base salary policy is to target compensation at the median level in comparison to the market and to reflect individual performance when determining actual pay. An outside consulting firm specializing in such services is retained periodically to compare executives' salaries with other executives at corporations whose annual revenues are similar in size to Matthews. Accordingly, base salaries of executives for calendar 2006 were increased over calendar 2005 to reflect competitive market pay practices.

Annual Incentive Compensation (Bonuses)
Annual incentive payments paid to executives in 2006 were based upon the improvement in economic value added over the prior two years' base. Economic value added is defined for this purpose as operating profit less the associated capital cost of operating assets. The incentive pools are determined based upon a percentage of absolute economic value added plus a percentage of the incremental economic value added over a two-year base. The incentive pools are distributed to individuals based upon each participant's target incentive and performance relative to achievement of personal goals. Earned incentive awards that exceed target levels are deferred and paid in the subsequent two fiscal years. Payment of deferred amounts may be subject to further deferral by the Company under the deferred compensation provisions of the management incentive plan. In 2006, certain executives received a payout of fifty percent of incentive award amounts earned and deferred from fiscal years 2005 and 2004. The remaining fifty percent earned in fiscal 2005 is payable in 2007 contingent upon economic value added performance and continued employment (except in the event of death or retirement) during fiscal 2007.

In fiscal 2006, certain executives earned incentive awards in excess of target levels. Amounts in excess of target have been deferred and are payable contingent upon economic value added performance and continued employment (except in the event of death or retirement) during fiscal years 2007 and 2008.

Stock Options
Stock options, which are an integral part of incentive compensation for the executives of the Company, serve to encourage share ownership by Company executives and thus align the interests of executive management and shareholders. The Stock Compensation Committee (Messrs. Stallkamp, Kavanaugh, Neubert and Turner) approves periodic grants of stock options to executives and other key employees of the Company to foster a commitment to increasing long-term shareholder value. An outside consulting firm specializing in such services was retained in fiscal 2006 to provide guidance on executives' stock options compared with other executives at corporations whose annual revenues are similar in size to Matthews. During fiscal 2006, certain executives and other personnel were granted non-statutory stock options to purchase a combined total of 610,500 shares of the Company's stock at fair market value at the time of the grants.

Report on 2006 CEO Compensation
The Chief Executive Officer's compensation is established based on the philosophy and policies enunciated above for all executive management. This includes cash compensation (base salary and annual cash incentive payouts) and long-term incentives (stock option awards). In calendar 2006, Mr. Kelly's base salary was increased 13.9 percent. Mr. Kelly's annual incentive paid in 2006 was based upon the annual incentive plan described above. Mr. Kelly was granted 150,000 non-statutory stock options in fiscal 2006 under the 1992 Stock Incentive Plan to further align his long-term interests with those of the Company's shareholders.

Tax Policy
Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") disallows federal income tax deductions for compensation paid to the Chief Executive Officer and any of the other four highest compensated executives in excess of $1 million in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance-based. Certain of the provisions in the Company's 1992 Stock Incentive Plan, as amended, are intended to cause grants of stock options under such plan to be eligible for this performance-based exception (so that compensation upon exercise of such options should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the plan, such as restricted stock) are not at present eligible for this performance-based exception. The Committee has taken and intends to continue to take whatever actions are necessary to minimize, if not eliminate, the Company's non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Committee believes to be an important element of the Company's executive compensation program. Compensation paid to the Chief Executive Officer and any of the other four highest compensated executives has not exceeded $1 million in any taxable year.

                            Compensation Committee:

                            W.J. Stallkamp, Chairman
                            R.J. Kavanaugh
                            R.G. Neubert
                            J.D. Turner
November 15, 2006

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN *
AMONG MATTHEWS INTERNATIONAL CORPORATION,
S&P 500 INDEX AND S&P SMALLCAP 600 INDEX **

Year	Matthews	S&P 500	S&P SmallCap 600

2001	100	100	100
2002	106	80	99
2003	121	99	127
2004	156	113	159
2005	175	127	195
2006	164	140	211

* Total return assumes dividend reinvestment
** Fiscal year ended September 30

Note:
Performance graph assumes $100 invested on October 1, 2001 in Matthews International Corporation Common Stock, Standard & Poor's (S&P) 500 Index and S&P SmallCap 600 Index. The results are not necessarily indicative of future performance.

Retirement Plans

The Company's domestic retirement plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the retirement plan. The benefit formula is 3/4 of 1% of the first $550 of final average monthly earnings plus 1-1/4% of the excess times years of credited service (maximum 35 years). The plan is a defined benefit plan and covered compensation is limited generally to base salary or wages. Benefits are not subject to any deduction or offset for Social Security.

In addition to benefits provided by the Company's retirement plan, the Company has a Supplemental Retirement Plan, which provides for supplemental pension benefits to executive officers of the Company designated by the Board of Directors. Upon normal retirement under this plan, such individuals who meet stipulated age and service requirements are entitled to receive monthly supplemental retirement payments which, when added to their pension under the Company's retirement plan and their maximum anticipated Social Security primary insurance amount, equal, in total, 1.85% of final average monthly earnings (including incentive compensation) times the individual's years of continuous service (subject to a maximum of 35 years). Upon early retirement under this plan, reduced benefits will be provided, depending upon age and years of service. Benefits under this plan vest based upon the attainment of certain levels of qualified and total continuous service. However, in order to recruit Mr. Kelly, the Company waived such minimum service requirement with respect to Mr. Kelly. No benefits will be payable under such supplemental plan following the voluntary employment termination or death of any such individual. The Company has established a non-revocable trust to fund the Supplemental Retirement Plan, and a provision has been made on the Company's books for the actuarially computed obligation.

The following table shows the total estimated annual retirement benefits payable at normal retirement under the above plans for the individuals named in the Summary Compensation Table at the specified executive remuneration and years of continuous service:

                                                   Years of Continuous Service
Covered Remuneration	15	20	25	30	35

$ 150,000	$41,625	$55,500	$69,375	$83,250	$97,125
200,000	55,500	74,000	92,500	111,000	129,500
250,000	69,375	92,500	115,625	138,750	161,875
300,000	83,250	111,000	138,750	166,500	194,250
400,000	111,000	148,000	185,000	222,000	259,000
500,000	138,750	185,000	231,250	277,500	323,750
600,000	166,500	222,000	277,500	333,000	388,500
700,000	194,250	259,000	323,750	388,500	453,250
800,000	222,000	296,000	370,000	444,000	518,000
900,000	249,750	333,000	416,250	499,500	582,750
1,000,000	277,500	370,000	462,500	555,000	647,500

The table shows benefits at the normal retirement age of 65, before applicable reductions for social security benefits. The Employee Retirement Income Security Act of 1974 places limitations, which may vary from time to time, on pensions which may be paid under federal income tax qualified plans, and some of the amounts shown on the foregoing table may exceed the applicable limitation. Such limitations are not currently applicable to the Company's Supplemental Retirement Plan.

Estimated years of continuous service for each of the individuals named in the Summary Compensation Table, as of October 1, 2006 and rounded to the next higher year, are: Mr. Kelly, 12 years; Mr. DeCarlo, 22 years; and Mr. Bartolacci, 10 years. Messrs. Beck and Pontone are not participants in the Company’s principal U.S. retirement plan or Supplemental Retirement Plan.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee of Matthews International Corporation is composed of four independent Directors. The Committee operates under a written charter adopted by the Company’s Board of Directors.

Management of the Company has the primary responsibility for preparing the financial statements, establishing the system of internal controls, and assessing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for reviewing the Company’s financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, "Communication With Audit Committees", SAS No. 90, "Audit Committee Communications", and such other matters as are required to be discussed under the standards of the Public Company Accounting and Oversight Board.

The Company’s independent registered public accounting firm also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions With Audit Committees," and the Committee discussed with the independent registered public accounting firm that firm’s independence.

The Committee discussed with the Company's independent registered public accounting firm and internal auditors the overall scope and plan for their respective audits. The Committee meets with the independent registered public accounting firm and internal auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the Committee’s discussions referred to above and the Committee’s review of the report of the independent registered public accounting firm on the consolidated financial statements of the Company for the year ended September 30, 2006, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 for filing with the Securities and Exchange Commission.

                            Audit Committee:

                            R.J. Kavanaugh, Chairman
                            R. G. Neubert
                            J.P. O’Leary, Jr.
                            W.J. Stallkamp

December 6, 2006

Relationship with Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP ("PwC") has been the independent registered public accounting firm performing the audits of the consolidated financial statements of the Company since 1983. PwC periodically changes the personnel assigned to the annual audit engagements. In addition to performing the audit of the Company's consolidated financial statements, PwC provided fees for services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act and various other services during fiscal 2006 and 2005. The aggregate fees (including out-of-pocket expenses) billed for fiscal 2006 and 2005 for each of the following categories of services are set forth below.

	2006	2005

Audit fees (includes audits and reviews of the
Company’s fiscal 2006 and 2005 financial statements)	$770,064	$890,879

Audit-related fees (primarily acquisition related work and
audits of the Company’s various employee benefit plans)	28,632	120,920

Tax fees	66,309	112,283

All other fees	-	-

All services provided by PwC for significant audit, audit-related, tax and other services are approved in advance by the Audit Committee. Fees for the annual audit, including quarterly financial reviews, are approved by the Audit Committee upon appointment of the Company’s independent registered public accounting firm. Other services are approved in advance on a specific project basis during the year. Examples of such projects include acquisition due diligence and tax assistance engagements. Where approval in advance by the Audit Committee is not practical due to time constraints, management provides a written description of the engagement to the Chairman of the Audit Committee and obtains the Chairman’s approval prior to proceeding with the engagement. Ratification of such services by the full Audit Committee is obtained at the next scheduled Audit Committee meeting. The Company’s independent registered public accounting firm provides a summary of audit and other services and related fees to the Audit Committee at each of its regularly scheduled Committee meetings. The summary includes, by individual project, total estimated fees, actual fees incurred to date and an estimate of fees to complete each project. The Audit Committee has also considered whether the provision of non-audit services by PwC is compatible with maintaining the independence of PwC.

CERTAIN TRANSACTIONS

In July 2005, Matthews acquired certain assets of Milso Industries (“Milso”), and Harry A. Pontone, one of the owners of Milso, was appointed President of Matthews’ Casket Division. Mr. Pontone’s son and three of his brothers were also owners of Milso. The cash purchase price paid for the assets of Milso was approximately $95.0 million. In connection with the contingent consideration provisions of the acquisition agreement, the Company agreed to pay additional purchase consideration of $7.0 million. The additional payment was paid in December 2006. In connection with the acquisition, the Company entered into an employment agreement with Mr. Pontone. The agreement has a five-year term at an annual base salary of not less than $400,000. Mr. Pontone’s son and two of his brothers also entered into five-year employment agreements, each with an annual base salary of $100,000. Additionally, the employment agreements provide for a total annual compensation pool (base salary and bonus) of $1,750,000 for the four aforementioned individuals, and an additional three relatives of Mr. Pontone who are also employed by the Company, for a period of five years. Under the terms of the employment agreements, additional amounts can be earned based on the performance of the Company’s casket operations during the term of the agreements.

In connection with the Milso acquisition, the Company leases manufacturing and warehouse facilities from entities in which Harry A. Pontone and three of his brothers have an ownership interest. During fiscal 2006, the Company paid rent under the leases of $1,259,076.

Prior to fiscal 2006, Franz J. Schwarz, President, Graphics Europe, was a 30% owner of S+T Gesellschaft fur Reprotechnik GmbH (“S+T GmbH”), a German graphics business in which the Company owned a 50% interest. On September 30, 2005, the Company acquired Mr. Schwarz’s 30% interest for a price of $8.3 million, which was paid in October 2005. Additionally, Mr. Schwarz’s son owns a 20% interest in S+T GmbH. During fiscal 2006, S+T GmbH paid distributions to Mr. Schwarz and his son of $1,718,835 and $1,507,561, respectively, representing dividends in connection with their ownership interests.

In July 2004, the Company acquired substantially all of the assets of The Cloverleaf Group, L.P. (“Cloverleaf”) at a cost of approximately $34.0 million, with potential additional consideration contingent upon the future growth in value of the acquired operations. Martin J. Beck was a shareholder of Cloverleaf. In connection with the acquisition, the Company entered into an employment agreement with Mr. Beck. The agreement has a three-year term at an annual base salary of not less than $250,000. If employment is terminated by the Company without cause prior to the expiration of the employment agreement, the employee is entitled to salary continuation during the remaining term of the agreement.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 and amendments thereto, if any, furnished to the Company during its most recent year and representations from reporting persons that no Forms 5 were required, Mr. Beck, Controller, filed one Form 4 on July 20, 2006 reporting one transaction dated July 14, 2006; and Mr. Hewitt, President of the Bronze Division, filed one Form 4 on August 31, 2006 reporting one transaction dated July 25, 2006.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Shareholders may make proposals for inclusion in the proxy statement and proxy form for the 2008 Annual Meeting of Shareholders. To be considered for inclusion, any such proposal should be written and mailed to the Secretary of the Company at the corporate office for receipt by September 20, 2007.

Section 2.09 of the By-laws of the Company requires that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in such Section 2.09, so that it is received by the Company not later than the notice deadline determined under such Section 2.09. This notice deadline will generally be 75 days prior to the anniversary of the Company's Annual Meeting for the previous year, or December 3, 2007 for the Company's Annual Meeting in 2008. Any shareholder proposal received by the Secretary of the Company after December 3, 2007 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

OTHER MATTERS

The cost of soliciting proxies in the accompanying form will be paid by the Company. Shareholder votes at the Annual Meeting will be tabulated by the Company's transfer agent, Computershare Investor Services LLC. A copy of the Company's Annual Report for 2006 has previously been mailed to each shareholder of record, or will be mailed with this Proxy Statement.

                                                 By Order of The Board of Directors

                                                       Steven F. Nicola
                                                          Corporate Secretary

 Exhibit A

PROXY - MATTHEWS INTERNATIONAL CORPORATION

Notice of
ANNUAL MEETING OF SHAREHOLDERS
To be held February 15, 2007

Sheraton Station Square Hotel
300 West Station Square Drive
Pittsburgh, PA

To Our Shareholders:

The Annual Meeting of the Shareholders of Matthews International Corporation will be held at 6:00 PM, Thursday, February 15, 2007 at the Sheraton Station Square Hotel, 300 West Station Square Drive, Pittsburgh, Pennsylvania, for the purpose of considering and acting upon the proposals set forth on the reverse side of this form.

Shareholders of record at the close of business on December 29, 2006 will be entitled to vote at the Annual Meeting or any adjournments thereof.

I hereby appoint Joseph C. Bartolacci and Steven F. Nicola and each of them, with full power of substitution and revocation, proxies to vote all shares of Common Stock of Matthews International Corporation which I am entitled to vote at the Annual Meeting of Shareholders or any adjournment thereof, with the authority to vote as designated on the reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED PREPAID ENVELOPE

------------------------------------------------------------------------------

ANNUAL MEETING PROXY CARD

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS.

A. Proposals

1. Election of Directors
FOR WITHHOLD
01 - David J. DeCarlo                [ ]      [ ]
02 - John P. O’Leary, Jr.            [ ]     [ ]

FOR  AGAINST ABSTAIN
2. To ratify the appointment of                        [ ]        [ ]       [ ]
PricewaterhouseCoopers LLP as the
independent registered public accounting
firm to audit the records of the Company for
the fiscal year ending September 30, 2007.

3. To transact such other business as may properly come before the meeting.

B. Change of Address - Please print new address below.

I plan to attend the meeting. [ ]

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. - Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box

----------------------------------------------------

Signature 2 - Please keep signature within the box

----------------------------------------------------

Date (mm/dd/yyyy)

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